Filed Pursuant to 424(b)(5)
Registration No. 333-222929

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 22, 2018)

Up to $50,000,000

Common Stock

We have entered into a Sales Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC and JonesTrading Institutional Services LLC (each an “Agent” and together, the “Agents”), relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time through the Agents, having an aggregate offering price of up to $50 million, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Global Market under the symbol “ONVO.” On March 15, 2018, the last reported sale price of our common stock on The Nasdaq Global Market was $1.08 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific number or dollar amounts of securities but will act as sales agents using their commercially reasonable efforts consistent with their respective normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross sales price per share sold by such Agent. In connection with the sale of the common stock on our behalf, the Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 5 of the accompanying prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.	JonesTrading

The date of this prospectus supplement is March 16, 2018.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the common stock we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated February 22, 2018, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Agents have not, authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the Agents are not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference contain, or will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

Any statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference that do not describe historical facts constitute forward-looking statements. These forward-looking statements relate to anticipated future events, future results of operations or future financial performance, and include, but are not limited to: statements relating to our outlook for fiscal year 2018; the market opportunity for our product and service offerings; the expected benefits and efficacy of our product and service offerings; our ability to successfully develop new product and service offerings based on our technology; the availability of the additional funding necessary to support our operations and to allow us to implement our business plans; and our ability to complete the additional preclinical studies required to submit an IND to pursue the use of our human liver tissue as a therapeutic tissue. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are based on our current expectations, but are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The factors that could cause our actual future results to differ materially from current expectations include, but are not limited to: we may not be successful in growing demand for and increasing revenues from our existing products and services; our products and services may not meet customer expectations and demands; we may not be successful in developing new products and/or services based on our technology on a timely basis, or at all; we may not be successful in securing additional contracted collaborative relationships; the final results of our preclinical studies, which may be different from results obtained in our prior studies or interim preclinical data results, may not support further clinical development of our therapeutic tissues; we may not be successful in securing the additional funds required to support our long-term development plans; and we may not successfully protect our intellectual property. These factors and other considerations are described in greater detail in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You should consider these Risk Factors, as well as any Risk Factors that we include in our future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. Any of the risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our results of operations or financial condition.

As a result, you should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. The cautionary statements made in this prospectus regarding forward-looking statements should be considered with any written or oral forward-looking statements that we may issue in the future.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update the forward-looking statements to conform to actual results or later events or circumstances or to reflect the occurrence of unanticipated events. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We are a biotech company focused on developing and commercializing a proprietary platform technology to produce and study living tissues that emulate key aspects of human biology and disease. Our proprietary platform can be employed in drug discovery and development, and as therapeutic implants for the treatment of damaged or diseased tissues and organs. Our business model aims to generate an attractive, growing stream of fee-for-service, product, collaboration, grant, and licensing revenues by providing pharmaceutical and biotech clients access to our platform technology to facilitate breakthrough translational research from target discovery to high content clinical profiling of drug candidates. Our product revenues are generated through Samsara, our wholly-owned subsidiary, which specializes in the procurement, preparation, and curation of a broad range of human cells which form the building blocks of Organovo’s and our client’s research programs.

The funds received from our various revenue agreements help to support our therapeutics research program, which is aimed at generating multiple Investigative New Drug (“IND”) Application track products. Our initial focus is on critical unmet medical needs in the liver disease space, including our lead program for NovoTissues® targeting Alpha-1 antitrypsan deficiency, for which we have received an Orphan Drug Designation (“ODD”) from the Food and Drug Administration (“FDA”). We believe our foundational and proprietary approach to the 3D printing of living tissues, as disclosed in peer-reviewed scientific publications, and the continuous evolution of our core bioengineering technology platform combine to provide us with the opportunity to fill many critical gaps in commercially available human disease modeling and tissue transplantation.

We continuously engage in research and development to enhance our platform technology, to develop new product and service offerings and to pursue our therapeutic initiatives. Our research and development efforts include internal initiatives as well as collaborative development opportunities with third parties. While our proof of principle work spans multiple organs and tissue types, our current focus has been on developing a broad range of tissue applications for the liver and kidney, which aligns well with major therapeutic areas of focus in the pharmaceutical and biotech industry. Specifically, we are developing disease models that allow researchers to explore the interaction of their drugs with diseased liver and kidney tissue, from the onset of disease to advanced stages. Organovo continues to receive client and peer review distinction for the study of Non-Alcoholic Steatohepatitis (“NASH”), which is a significant and growing disease area affecting 10-15% of the U.S. population. Our clients are closely engaged with us to develop screening applications in NASH to offset the lack of comprehensive preclinical and animal models with the added benefit that our platform may provide a valuable early indication of how client drugs may perform in the human clinical setting. Our tissue models in both liver and kidney fibrosis also represent key areas of client engagement. Other proof-of-concept research areas in recent years have included the gut, skin, hair follicle, and other undisclosed tissue programs.

Organovo’s initial therapeutics focus is on a series of genetic diseases, broadly labeled Inborn Errors of Metabolism (“IEM’s”) where the native liver exhibits a specific genetic abnormality blocking its ability to perform a basic metabolic function such as processing ammonia or generating a specific and necessary enzyme such as Alpha-1 antitrypsin. These deficiencies ultimately can lead to a dangerous accumulation of toxins and/or chronic damage that is often fatal if not addressed by ongoing medical care and an organ transplant. Our therapeutic strategy is to create small implantable tissue “patches”, NovoTissues, which may one day postpone or obviate the need for a complete organ transplant. Our first IND program will target Alpha-1 antitrypsin deficiency. In December 2017, the FDA granted Organovo ODD for Alpha-1 antitrypsin deficiency, which confers certain regulatory access, streamlining, and financial benefits to our program. We expect to file our first IND by the end of calendar 2020, and we intend to develop additional IND track programs utilizing our NovoTissues to target other indications within this disease category.

Corporate Information

We are operating the business of our subsidiaries, including Organovo, Inc., our wholly-owned subsidiary, which we acquired in February 2012. Organovo, Inc. was incorporated in Delaware in April 2007. Our common stock has traded on The Nasdaq Global Market under the symbol “ONVO” since August 8, 2016. Prior to that time it traded on the NYSE MKT under the symbol “ONVO” and prior to that was quoted on the OTC Market. Our wholly-owned subsidiary, Samsara Sciences, Inc., was incorporated in Delaware in December 2014. In September 2015, we established another wholly-owned subsidiary in the United Kingdom, Organovo U.K., Ltd., for the primary purpose of establishing a sales presence in Europe.

Our principal executive offices are located at 6275 Nancy Ridge Dr., San Diego, California 92121 and our phone number is (858) 224-1000. Our Internet website can be found at http://www.organovo.com. The information found on our Internet website is not part of this prospectus supplement.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50 million.

Common stock to be outstanding after this offering	Up to 155,618,922 shares, assuming, for illustrative purposes, the sale of 46,296,296 shares at a price of $1.08 per share, which was the closing price of our common stock on The Nasdaq Global Market on March 15, 2018. The actual number of shares issued will vary depending on the sales prices under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through the Agents. See “Plan of Distribution” on page S-12.

Use of Proceeds	We currently intend to use the net proceeds from the sale of the securities offered hereby for operating costs, research and development and for general corporate purposes, including working capital. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-5 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

The Nasdaq Global Market symbol	ONVO

The number of shares of common stock that will be outstanding after this offering as shown above is based on 109,322,626 shares of common stock outstanding as of December 31, 2017 and excludes the following, all as of December 31, 2017:

•	11,432,145 shares of common stock issuable upon the vesting and exercise of stock options outstanding at a weighted average exercise price of approximately $4.30 per share;

•	220,000 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $7.19 per share;

•	2,152,972 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units;

•	208,822 shares of common stock issuable upon the vesting and settlement of outstanding performance-based restricted stock units;

•	3,304,579 shares of common stock available for issuance pursuant to the 2012 Equity Incentive Plan; and

•	1,372,960 shares of common stock available for issuance pursuant to the 2016 Employee Stock Purchase Plan.

Additionally, the number shares to be outstanding after this offering does not reflect certain issuances and actions that occurred after the quarter December 31, 2017, including (i) the issuance and sale of 1,513,347 shares of our common stock pursuant to our “at-the-market” sales program, at a weighted average price of $1.40 per share, (ii) the issuance of restricted stock units for 36,800 shares of our common stock pursuant to our 2012 Equity Incentive Plan and (iii) 87,857 shares of common stock that were issued pursuant to our 2016 Employee Stock Purchase Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding stock options or warrants to purchase shares of common stock or the issuance of shares of common stock pursuant to vesting and settlement of restricted stock units after December 31, 2017.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and all of the other information contained in this prospectus supplement and the accompanying prospectus, and incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, before investing in our common stock. If any of the possible events described below or in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations and results.

Risks Related to this Offering of our Common Stock

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Our common stock prices may be volatile which could cause the value of our common stock to decline.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us or our competitors, including new product and service offerings;

•	regulatory actions regarding our products or services;

•	reduced government funding for research and development activities;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	introduction of new products by us or our competitors;

•	sales of our common stock or other securities in the open market;

•	degree of coverage of securities analysts and reports and recommendations issued by securities analysts regarding our business;

•	volume fluctuations in the trading of our common stock; and

•	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

Our common stock is subject to trading risks created by the influence of third party investor websites.

Our common stock is widely traded and held by retail investors, and these investors are subject to the influence of information provided by third party investor websites and independent authors distributing information on the internet. This information has become influential because it is widely distributed and links to it appear as top company headlines on commonly used stock quote and finance websites, or through services such as Google alerts. These emerging information distribution models are a consequence of the emergence of the internet. Some information and content distribution is by individuals through platforms that mainly serve as hosts seeking advertising revenue. As such, we believe an incentive exists for these sites to increase advertising revenue by increasing page views, and for them to post or allow to be posted inflammatory information to achieve this end. It has been our experience that a significant portion of the information on these websites or distributed by independent authors about our Company is false or misleading, and occasionally, we believe, purposefully misleading. These sites and internet distribution strategies also create opportunity for individuals to pursue both “pump and dump” and “short and distort” strategies. We believe that many of these websites have little or no requirements for authors to have professional qualifications. While these sites sometimes require disclosure of stock positions by authors, as far as we are aware these sites do not audit the accuracy of such conflict of interest disclosures. We believe that many of these websites have few or lax editorial standards, and thin or non-existent editorial staffs. Despite our best efforts, we have not and may not be able in the future to obtain corrections to information provided on these websites about our Company, including both positive and negative information, and any corrections that are obtained may not be achieved prior to the majority of audience impressions being formed for a given article. These conditions create volatility and risk for holders of our common stock and should be considered by investors. We can make no guarantees that regulatory authorities will take action on these types of activities, and we cannot guarantee that legislators will act responsively, or ever act at all, to appropriately restrict the activities of these websites and authors.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. For illustrative purposes only, assuming that an aggregate of $50 million of shares of our common stock are sold at the assumed offering price of $1.08 per share (the last reported sale price of our common stock on The Nasdaq Global Market on March 15, 2018), and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.46 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2017 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page S-10 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Our management will have broad discretion over the actual amounts and timing of the expenditures of the proceeds we receive in this offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.

Our management will have broad discretion as to the actual amounts and timing of the expenditures of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds of this offering in ways that enhance our operating results or increase the value of your investment. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value.

Certain anti-takeover defenses and applicable law may limit the ability of a third party to acquire control of us.

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change of control of our company or changes in our Board of Directors that our stockholders might consider favorable. Some of these provisions:

•	authorize the issuance of preferred stock which can be created and issued by the Board of Directors without prior stockholder approval, with rights senior to those of the common stock;

•	provide for a classified Board of Directors, with each director serving a staggered three-year term;

•	prohibit our stockholders from filling board vacancies, calling special stockholder meetings, or taking action by written consent; and

•	require advance written notice of stockholder proposals and director nominations.

In addition, we have elected to be subject to Section 203 of the Delaware General Corporation Law (the “DGCL”) by provision of our charter. In general, Section 203 of the DGCL prevents an “interested stockholder” (as defined in the DGCL) from engaging in a “business combination” (as defined in the DGCL) with us for three years following the date that person becomes an interested stockholder unless one or more of the following occurs:

•	Before that person became an interested stockholder, our Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•	Upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) stock held by directors who are also officers of our Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	Following the transaction in which that person became an interested stockholder, the business combination is approved by our Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

The DGCL generally defines “interested stockholder” as any person who, together with affiliates and associates, is the owner of 15% or more of our outstanding voting stock or is our affiliate or associate and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately before the date of determination. As a result, our election to be subject to Section 203 of the DGCL could limit the ability of a third party to acquire control of us.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of our business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment.

Future sales of our common stock, or preferred stock, or of other securities convertible into our common stock or preferred stock, could cause the market value of our common stock to decline and could result in dilution of your shares.

We are authorized to issue 150,000,000 shares of common stock and 25,000,000 shares of preferred stock. As of December 31, 2017, there were an aggregate of 128,014,104 shares of our common stock issued and outstanding on a fully diluted basis and no shares of preferred stock outstanding. That total for our common stock includes 17,098,518 shares of our common stock that may be issued upon the exercise of outstanding stock options or upon the settlement of outstanding restricted stock units or is available for issuance under our equity incentive plans, 1,372,960 shares of common stock that may be issued through our Employee Stock Purchase Plan (“ESPP”), and 220,000 shares of our common stock that may be issued upon the exercise of outstanding warrants.

In the future, we may issue additional authorized but previously unissued equity securities to raise funds to support our continued operations and to implement our business plan. We may also issue additional shares of our capital stock or other securities that are convertible into or exercisable for our capital stock in connection with hiring or retaining employees, future acquisitions, or for other business purposes. If we raise additional funds from the issuance of equity securities, substantial dilution to our existing stockholders may result. In addition, the future issuance of any such additional shares of capital stock may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock is currently traded on The Nasdaq Global Market. Moreover, depending on market conditions, we cannot be sure that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to us or to our stockholders.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for operating costs, research and development and for general corporate purposes, including working capital. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate paying any in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board of Directors may deem relevant.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2017 was approximately $47.5 million, or $0.44 per share.

For illustrative purposes, after giving effect to the sale of our common stock during the term of the Sales Agreement with the Agents in the aggregate amount of $50 million at an assumed offering price of $1.08 per share, the last reported sale price of our common stock on The Nasdaq Global Market on March 15, 2018, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of December 31, 2017 would have been approximately $95.9 million, or approximately $0.62 per share of common stock. This represents an immediate increase in the net tangible book value of approximately $0.18 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.46 per share to new investors.

Assumed public offering price per share		$1.08
Net tangible book value per share as December 31, 2017	$0.44
Increase per share attributable to investors purchasing our common stock in this offering	$0.18
As adjusted net tangible book value per share as of December 31, 2017, after giving effect to this offering		$0.62
Dilution in net tangible book value per share to investors purchasing our common stock in this offering		$0.46

*	Per share numbers may not add due to rounding

The table above assumes for illustrative purposes that an aggregate of 46,296,296 shares of our common stock are sold during the term of the Sales Agreement with the Agents at a price of $1.08 per share, the last reported sale price of our common stock on The Nasdaq Global Market on March 15, 2018, for aggregate gross proceeds of $50 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.08 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50 million is sold at that price, would increase our adjusted net tangible book value per share after the offering from $0.62 per share to $0.68 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.90 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.08 per share shown in the table above, assuming all of our common stock in the gross aggregate amount of $50 million is sold at that price, would decrease our adjusted net tangible book value per share after the offering from $0.62 per share to $0.49 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.09 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The information and table above are based on based on 109,322,626 shares of common stock outstanding as of December 31, 2017 and excludes the following, all as of December 31, 2017:

•	11,432,145 shares of common stock issuable upon the vesting and exercise of stock options outstanding at a weighted average exercise price of approximately $4.30 per share;

•	220,000 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $7.19 per share;

•	2,152,972 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units;

•	208,822 shares of common stock issuable upon the vesting and settlement of outstanding performance-based restricted stock units;

•	3,304,579 shares of common stock available for issuance pursuant to the 2012 Equity Incentive Plan; and

•	1,372,960 shares of common stock available for issuance pursuant to the 2016 Employee Stock Purchase Plan.

Additionally, subsequent to December 31, 2017, we effected certain issuances and actions that are not reflected in the information above, including (i) the issuance and sale of 1,513,347 shares of our common stock pursuant to our “at-the-market” sales program, at a weighted average price of $1.40 per share, (ii) the issuance of restricted stock units for 36,800 shares of our common stock pursuant to our 2012 Equity Incentive Plan and (iii) 87,857 shares of common stock that were issued pursuant to our 2016 Employee Stock Purchase Plan. To the extent options, restricted units or warrants outstanding as of December 31, 2017 are additionally exercised or settled or other shares are issued, there may be further dilution to investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC and JonesTrading Institutional Services LLC (each an “Agent” and together, the “Agents”) under which we may offer and sell shares of our common stock having an aggregate gross sales price of up to $50 million from time to time through the Agents. The Sales Agreement has been filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agents may sell shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus, may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We or the Agents may suspend the offering of our common stock upon notice and subject to other conditions.

We will pay the Agents commissions, in cash, for their services in acting as agents in the sale of our common stock. The Agents will be entitled to compensation under the terms of the Sales Agreements at a commission rate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse each of the Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $50,000 in aggregate to the Agents. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $150,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable Agent in connection with a particular transaction or as otherwise required by law, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agents will use their respective commercially reasonable efforts, consistent with their respective sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and the Agents may each terminate the Sales Agreement at any time upon five days’ prior notice.

The Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on websites maintained by the respective Agents, and the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. H.C. Wainwright & Co., LLC and JonesTrading Institutional Services LLC are being represented in connection with this offering by Duane Morris LLP, Newark, New Jersey.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended March 31, 2017 have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus supplement, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

Our common stock is listed on The Nasdaq Global Market under the symbol “ONVO.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.organovo.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or than can be accessed through, our website is not incorporated into this prospectus supplement or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), including filings made after the date of the initial registration statement, until we sell all of the shares covered by this prospectus supplement or the sale of shares by us pursuant to this prospectus supplement is terminated. In no event, however, will any of the information that we furnish to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than file with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the year ended March 31, 2017, filed with the SEC on June 7, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2017 from our definitive proxy statement relating to our 2017 annual meeting of stockholders, which was filed on June 14, 2017;

•	our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 9, 2017, quarter ended September 30, 2017, filed with the SEC on November 9, 2017 and quarter ended December 31, 2017, filed with the SEC on February 8, 2018;

•	our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on April 11, 2017, August 28, 2017, October 4, 2017, December 1, 2017 and March 16, 2018 (each to the extent filed and not furnished); and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 26, 2016.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to: Organovo Holdings, Inc., 6275 Nancy Ridge Dr., San Diego, California, Attn: Investor Relations, telephone: (858) 224-1000.

Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement or issuer free writing prospectus relating to a particular offering as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Market under the symbol “ONVO.” On February 7, 2018, the last reported sale price for our common stock was $1.38 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Our principal executive offices are located at 6275 Nancy Ridge Drive, Suite 110, San Diego, CA 92121, and our telephone number at that address is (858) 224-1000.

You should read this prospectus and any prospectus supplement carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 22, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus, and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” on page 5 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “Organovo,” the “Company” and similar designations refer to Organovo Holdings, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Overview

We are a biotech company focused on developing and commercializing a proprietary platform technology to produce and study living tissues that emulate key aspects of human biology and disease. Our proprietary platform can be employed in drug discovery and development, and as therapeutic implants for the treatment of damaged or diseased tissues and organs. Our business model aims to generate an attractive, growing stream of fee-for-service, product, collaboration, grant, and licensing revenues by providing pharmaceutical and biotech clients access to our platform technology to facilitate breakthrough translational research from target discovery to high content clinical profiling of drug candidates. Our product revenues are generated through Samsara, our wholly-owned subsidiary, which specializes in the procurement, preparation, and curation of a broad range of human cells which form the building blocks of Organovo’s and our client’s research programs.

The funds received from our various revenue agreements help to support our therapeutics research program, which is aimed at generating multiple Investigative New Drug (“IND”) Application track products. Our initial focus is on critical unmet medical needs in the liver disease space, including our lead program for NovoTissues® targeting Alpha-1 antitrypsan deficiency, for which we have received an Orphan Drug Designation (“ODD”) from the Food and Drug Administration (“FDA”). We believe our foundational and proprietary approach to the 3D printing of living tissues, as disclosed in peer-reviewed scientific publications, and the continuous evolution of our core bioengineering technology platform combine to provide us with the opportunity to fill many critical gaps in commercially available human disease modeling and tissue transplantation.

We continuously engage in research and development to enhance our platform technology, to develop new product and service offerings and to pursue our therapeutic initiatives. Our research and development efforts include internal initiatives as well as collaborative development opportunities with third parties. While our proof of principle work spans multiple organs and tissue types, our current focus has been on developing a broad range of tissue applications for the liver and kidney, which aligns well with major therapeutic areas of focus in the pharmaceutical and biotech industry. Specifically, we are developing disease models that allow researchers to explore the interaction of their drugs with diseased liver and kidney tissue, from the onset of disease to advanced stages. Organovo continues to receive client and peer review distinction for the study of Non-Alcoholic Steatohepatitis (“NASH”), which is a significant and growing disease area affecting 10-15% of the US population. Our clients are closely engaged with us to develop screening applications in NASH to offset the lack of comprehensive preclinical and animal models with the added benefit that our platform may provide a valuable early indication of how client drugs may perform in the human clinical setting. Our tissue models in both liver and kidney fibrosis also represent key areas of client engagement. Other proof-of-concept research areas in recent years have included the gut, skin, hair follicle, and other undisclosed tissue programs.

Organovo’s initial therapeutics focus is on a series of genetic diseases, broadly labeled Inborn Errors of Metabolism (“IEM’s”) where the native liver exhibits a specific genetic abnormality blocking its ability to perform a basic metabolic function such as processing ammonia or generating a specific and necessary enzyme such as Alpha-1 antitrypsin. These deficiencies ultimately can lead to a dangerous accumulation of toxins and/or chronic damage that is often fatal if not addressed by ongoing medical care and an organ transplant. Our therapeutic strategy is to create small implantable tissue “patches”, NovoTissues™, which may one day postpone or obviate the need for a complete organ transplant. Our first IND program will target Alpha-1 antitrypsin deficiency. In December 2017, the FDA granted Organovo ODD for Alpha-1 antitrypsin deficiency, which confers certain regulatory access, streamlining, and financial benefits to our program. We expect to file our first IND by the end of calendar 2020, and we intend to develop additional IND track programs utilizing our NovoTissues™ to target other indications within this disease category.

Corporate Information

We are operating the business of our subsidiaries, including Organovo, Inc., our wholly-owned subsidiary, which we acquired in February 2012. Organovo, Inc. was incorporated in Delaware in April 2007. Our common stock has traded on the Nasdaq Global Market under the symbol “ONVO” since August 8, 2016. Prior to that time it traded on the NYSE MKT under the symbol “ONVO” and prior to that was quoted on the OTC Market. Our wholly-owned subsidiary, Samsara Sciences, Inc., was incorporated in Delaware in December 2014. In September 2015, we established another wholly-owned subsidiary in the United Kingdom, Organovo U.K., Ltd., for the primary purpose of establishing a sales presence in Europe.

Our principal executive offices are located at 6275 Nancy Ridge Dr., San Diego, California 92121 and our phone number is (858) 224-1000. Our Internet website can be found at http://www.organovo.com. The information found on our Internet website is not part of this prospectus supplement.

The Securities We May Offer

We may offer up to $100,000,000 of common stock, preferred stock and warrants in one or more offerings and in any combination, including in units from time to time. We may also offer common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. Our common stock is described in greater detail in this prospectus under “Description of Capital Stock—Common Stock.”

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, nor are any shares of our preferred stock presently outstanding. Preferred stock is described in greater detail in this prospectus under “Description of Capital Stock—Preferred Stock.”

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Units are described in greater detail in this prospectus under “Description of Units.”

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and by information contained in any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth above under the section entitled “Risk Factors” and in the applicable prospectus supplement, together with all of the other information contained in or incorporated by reference into the prospectus supplement or appearing or incorporated by reference into this prospectus.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus. Our net losses were insufficient to cover fixed charges in periods where applicable of the periods presented. Because of these deficiencies, the ratio information is not applicable for such periods.

	Nine Months Ended December 31 (Unaudited)	Three Months Transition Period Ended March 31	Fiscal Year Ended March 31				Nine Months Ended December 31 (unaudited)
(in millions)	2012	2013	2014	2015	2016	2017	2017
Ratio of earnings to fixed charges and preferred stock dividends	—	—	—	—	—	—	—
Deficiency of earnings available to cover fixed charges and preferred stock dividends	$(6.5)	$(16.0)	$(25.8)	(30.0)	(38.5)	$(38.4)	$(27.3)

For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of net loss plus fixed charges. Combined fixed charges and preferred stock dividends consist of interest expense, an estimate of interest within rent expense and preferred stock dividends.

As of the date of this prospectus, we have not previously paid dividends on any shares of preferred stock, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for operating costs, capital expenditures and for general corporate purposes, including working capital. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer under this prospectus up to $100,000,000 of common stock, preferred stock and warrants in one or more offerings and in any combination, including in units from time to time as described below. We may also offer common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants.

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

As of the date of this prospectus, our certificate of incorporation, as amended, authorizes us to issue up to (i) 150,000,000 shares of common stock, par value $0.001 per share and (ii) 25,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2017, there were 109,322,626 shares of our common stock issued and outstanding, which shares were held by 296 stockholders of record, and no shares of preferred stock outstanding. In addition, as of December 31, 2017, there were 11,432,152 shares of common stock that may be issued upon the exercise of outstanding stock options, 2,361,794 shares of common stock that may be issued upon the exercise and settlement of outstanding restricted stock units, 220,000 shares of common stock that may be issued upon the exercise of outstanding warrants, 3,304,579 shares of common stock reserved for future issuance under our Amended and Restated 2012 Equity Incentive Plan and 1,372,960 shares of common stock available for purchase under the Employee Stock Purchase Plan.

The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws.

Common Stock

All outstanding shares of common stock are fully paid and nonassessable.

Voting: Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote, except matters that relate only to a series of our preferred stock.

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the certificate of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. The certificate of incorporation does not provide for cumulative voting in the election of directors. The common stock holders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon our liquidation, dissolution or winding up, the common stock holders will be entitled to receive pro rata all assets available for distribution to such holders.

Dividends: Subject to limitations under Delaware law and preferences that may apply to any then-outstanding shares of preferred stock, holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available therefor.

Dividends, if any, will be contingent upon our revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We presently intend to retain all earnings, if any, and accordingly our board of directors does not anticipate declaring any dividends prior to a business combination.

Liquidation: In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and after providing for each class of stock, if any, having preference over the common stock, subject to the liquidation preference of any then outstanding shares of preferred stock.

Miscellaneous: Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Our common stock is listed on the Nasdaq Global Market under the symbol “ONVO.” The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company. Its address is 17 Battery Place, New York, NY 10004, and its telephone number is (212) 509-4000.

Preferred stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

The prospectus supplement for a series of preferred stock will specify:

•	The title and stated value;

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Effect of Certain Provisions of our Certificate of incorporation and Bylaws

Provisions of our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Classified Board. Our certificate of incorporation and our bylaws provide that our Board of Directors is divided into three classes, consisting of two Class I directors, two Class II directors and two Class III directors. The directors designated as Class I directors have a term expiring at our annual meeting of stockholders in 2018. The directors designated as Class II directors have a term expiring at our annual meeting of stockholders in 2019, and the directors designated as a Class III directors have a term expiring at our annual meeting of stockholders in 2020. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. Under the classified board provisions, it will take at least two elections of directors for any individual or group to gain control of our board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

Undesignated preferred stock. The authority of our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest, or otherwise by making it more difficult or more costly to obtain control of our company. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Advanced Notice Requirement. Stockholder nominations of individuals for election to our Board of Directors and stockholder proposals of other matters to be brought before an annual meeting of our stockholders must comply with the advance notice procedures set forth in our bylaws. Generally, to be timely, such notice must be received at our principal executive offices no later than the date specified in our proxy statement released to stockholders in connection with the preceding year’s annual meeting of stockholders, which date shall be not earlier than the 75th day, nor later than the close of business on the 45th day, prior to the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting.

Special Meeting Requirements. Our bylaws provide that special meetings of our stockholders may only be called at the request of a majority of the authorized number of members of the Board of Directors, chairperson of the Board of Directors, chief executive officer, president or secretary. Only such business shall be considered at a special meeting as shall have been stated in the notice for such meeting.

No Cumulative Voting. Our certificate of incorporation does not include a provision for cumulative voting for directors.

Removal of Directors. Our certificate of incorporation and bylaws provide that the holders of our voting stock may only remove our directors for cause.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Size of Board and Vacancies. Our bylaws provide that the number of directors on our Board of Directors is fixed exclusively by our Board of Directors. Vacancies and newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of our Board of Directors then in office, although less than a quorum, or by a sole remaining director.

Indemnification. Our certificate of incorporation and our bylaws provide that we will indemnify our officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 generally prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/[3]% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of either the assets or outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The provisions of Delaware law and our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our preferred stock or common stock or any combination thereof. Warrants may be issued independently or together with our preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants may be be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series, as applicable.

The prospectus supplement relating to a particular series of warrants to purchase such securities will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	the number and basic terms of the securities that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units

To the extent applicable, each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2017 have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.organovo.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed on June 7, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017, September 30, 2017 and December 31, 2017, filed on August 9, 2017, November 9, 2017 and February 8, 2018, respectively;

•	our current reports on Form 8-K filed on August 28, 2017, October 4, 2017 and December 1, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2017 from our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2017 Annual Meeting of Stockholders filed with the SEC on July 14, 2017; and

•	the description of our capital stock set forth in Form 8-A, filed with the SEC on July 26, 2016.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Organovo Holdings, Inc.

Attn: Investor Relations

6275 Nancy Ridge Drive, Suite 110.

San Diego, California 92121

(858) 224-1000

You may also access the documents incorporated by reference in this prospectus through our website at www.organovo.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to $50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.	JonesTrading

March 16, 2018